As filed with the Securities and Exchange Commission on August 15, 2024.

Registration No. 333-281341

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(Amendment No. 1)

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BULLFROG AI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	84-4786155
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

325 Ellington Blvd., Unit 317

Gaithersburg, MD 20878

(240) 658-6710

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Vininder Singh

Chief Executive Officer

Bullfrog AI Holdings, Inc.

325 Ellington Blvd., Unit 317

Gaithersburg, MD 20878

(240) 658-6710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur S. Marcus, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment to the Registration Statement on Form S-3 (File No. 333-281341) is filed solely to amend Item 16 of Part II thereof and to file a modified auditor’s consent as Exhibit 23.1. This Amendment does not modify any other provision of the preliminary prospectus contained in Part I, or Part II. Accordingly, the preliminary prospectus has been omitted.

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Item 16. Exhibits.

Exhibit
Number	Description of Document
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Articles of Incorporation of Bullfrog AI Holdings, Inc. incorporated by reference to Exhibit 3.1 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.
3.2	Bylaws of Bullfrog AI Holdings, Inc. incorporated by reference to Exhibit 3.2 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.
4.1	Form of Certificate of Designation.*
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Warrant Agreement.*
4.4	Form of Warrant Certificate.*
4.5	Form of Stock Purchase Agreement.*
4.6	Form of Unit Agreement.*
5.1	Opinion of Sichenzia Ross Ference Carmel LLP.**
23.1	Consent of M&K CPAs, PLLC.
23.2	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1).**
107	Filing Fee Table.**

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.
**	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the amendment to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on August 15, 2024.

Bullfrog AI Holdings, Inc.

By:	/s/ Vininder Singh
Vininder Singh
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Dane Saglio
Dane Saglio
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Vininder Singh	August 15, 2024
Vininder Singh
Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dane Saglio	August 15, 2024
Dane Saglio
Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ *	August 15, 2024
R. Donald Elsey
Director

/s/ *	August 15, 2024
William Enright
Director

/s/ *	August 15, 2024
Jason D. Hanson
Director

* /s/ Vininder Singh
Vininder Singh
Attorney-in-Fact

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